UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

KINTARA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9920 Pacific Heights Blvd, Suite 150 San Diego, CA 92121
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (858) 350-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to the Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2022, Kintara Therapeutics, Inc. (the “Company”) filed a Certificate of Change to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada (the “Certificate of Change”), which effected, at 5:00 p.m. Eastern Time on November 11, 2022, a one-for-fifty (1:50) reverse stock split (the “Reverse Stock Split”) of both the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”) and authorized shares of Common Stock. The Common Stock will continue to be quoted on The Nasdaq Capital Market, under the existing ticker symbol “KTRA". In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 49720K200. The Common Stock will begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market when the market opens on November 14, 2022.

As a result of the Reverse Stock Split, every fifty (50) shares of Common Stock issued and outstanding was converted into one (1) share of Common Stock, with a proportionate 1:50 reduction in the Company’s authorized Common Stock. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have resulted in some stockholders owning a fractional share. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole post-Reverse Stock Split share and no stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split did not change the par value of the Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including preferred stock, stock options, restricted stock units, and warrants, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

No stockholder approval of the Reverse Stock Split was required under Nevada law, and on October 28, 2022, the Board of Directors of the Company approved and authorized the Reverse Stock Split, including the filing of the Certificate of Change.

The foregoing description of the Certificate of Change is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit No.	Description

3.1	Certificate of Change of Articles of Incorporation, as amended, of Kintara Therapeutics, Inc., dated November 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: November 14, 2022	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer